NONQUALIFIED STOCK OPTION AGREEMENT
PURSUANT TO THE
2011 INCENTIVE COMPENSATION PLAN

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Participant:

Grant Date:

Per Share Exercise Price: $

Number of Shares subject to the Option:

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THIS NON-QUALIFIED STOCK OPTION AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between U.S. Silica Holdings, Inc., a Delaware corporation (the “Company”), and the Participant specified above, pursuant to the U.S. Silica Holdings, Inc. 2011 Incentive Compensation Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Committee; and

WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the non-qualified stock option provided for herein to the Participant.
NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:
1.Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control. No part of the Option granted hereby is intended to qualify as an “incentive stock option” under Section 422 of the Code.

2.Grant of Option. The Company hereby grants to the Participant, as of the Grant Date specified above, a non‑qualified stock option (this “Option”) to acquire from the Company at the Per Share Exercise Price specified above, the aggregate number of shares of Common Stock specified above (the “Option Shares”). Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason. The Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by this Option unless and until the Participant has become the holder of record of the shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan or this Agreement.

3.	Vesting and Exercise.

(a)Vesting. The Option subject to this grant shall become vested pursuant to the schedule set forth in the table below, provided the Participant is then employed by the Company and/or one of its Subsidiaries or Affiliates on the applicable vesting date. There shall be no proportionate or partial vesting in the periods prior to each vesting date and all vesting shall occur only on the appropriate vesting date, subject to the Participant’s continued service with the Company or any of its Subsidiaries on each applicable vesting date.

Vesting Date	Cumulative Percentage of Option Shares Vested
25% of Option Shares
50% of Option Shares
75% of Option Shares
100% of Option Shares

(b)Vesting Upon Termination Due to Death or Disability, without Cause or due to Retirement. Subject to the provisions of Sections 3(c) and 3(d) hereof, in the event of the Participant’s Termination as a result of death or Disability, by the Company without Cause or due to the Participant’s “Retirement” (as defined below), the unvested Option Shares that would have become vested at the vesting date immediately following such Termination as provided in Section 3(a) hereof shall become vested on a pro rata basis (determined by multiplying the number of such unvested Option Shares by a fraction, the numerator of which is the number of calendar days in the period beginning with, if prior to the first vesting date as set forth in Section 3(a) hereof, the Grant Date or, if after the first vesting date as set forth in Section 3(a) hereof, the vesting date immediately preceding the date of such Termination as set forth in Section 3(a) hereof and ending on the date of such Termination, and the denominator of which is three hundred sixty five (365)).

For purposes hereof, the term “Retirement” shall mean the Participant’s voluntary Termination of Employment at or after age sixty-five (65) or such earlier date after age fifty (50), in either case, as may be approved by the Committee in its sole discretion with regard to the Participant.
(c)Acceleration Upon Termination Following Change in Control. Notwithstanding the provisions of Sections 3(a) and 3(b) hereof, in the event of the Participant’s Termination as a result of death or Disability, by the Company without Cause or as a result of the Participant’s Retirement, in any case, at any time upon or following a Change in Control, the unvested Option Shares shall become fully vested.

(d)Committee Discretion to Accelerate Vesting. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide for accelerated vesting of the Option at any time and for any reason.
(e)Effect of Detrimental Activity. The provisions of Section 6.4(c) of the Plan regarding Detrimental Activity shall apply to the Option.

(f)Expiration. Unless earlier terminated in accordance with the terms and provisions of the Plan and/or this Agreement, all portions of the Option (regardless of whether vested or not vested) shall expire and shall no longer be exercisable after the tenth (10th) anniversary of the Grant Date.

4.Termination.    Subject to the terms of the Plan and this Agreement, the Option, to the extent vested at the time of the Participant’s Termination, shall remain exercisable as follows:

(a)Termination due to Death or Disability. In the event of the Participant’s Termination by reason of death or Disability, the vested portion of the Option shall remain exercisable until the earlier of (i) one year from the date of such Termination, and (ii) the expiration of the stated term of the Option pursuant to Section 3 hereof.

(b)Termination due to Retirement. In the event of the Participant’s Termination due to Retirement, the vested portion of the Option shall remain exercisable until the expiration of the stated term of the Option pursuant to Section 3 hereof.

(c)Termination Without Cause. In the event of the Participant’s involuntary Termination by the Company without Cause, the vested portion of the Option shall remain exercisable until the earlier of (i) ninety (90) days from the date of such Termination, and (ii) the expiration of the stated term of the Option pursuant to Section 3 hereof.

(d)Voluntary Termination. In the event of the Participant’s voluntary Termination, the vested portion of the Option shall remain exercisable until the earlier of (i) ninety (90) days from the date of such Termination, and (ii) the expiration of the stated term of the Option pursuant to Section 3 hereof.

(e)Termination for Cause. In the event of the Participant’s Termination by the Company for Cause, the entire Option granted hereunder (regardless of whether vested or not vested) shall terminate and expire automatically upon such Termination except to the extent the Committee provides otherwise in writing.

(f)Termination Following Change in Control. In the event of the Participant’s involuntary Termination by the Company without Cause or the Participant’s voluntary Termination following a Change in Control, the vested portion of the Option shall remain exercisable until the earlier of (i) ninety (90) days from the date of such Termination, and (ii) the expiration of the state term of the Option pursuant to Section 3 hereof. In the event of the Participant’s Termination for any of the reasons specified in Section 4(a) or (b) following a Change in Control, the vested portion of the Option shall remain exercisable in accordance with the applicable section. In the event of the Participant’s Termination by the Company for Cause following a Change in Control, the entire Option granted hereunder (regardless of whether vested or not vested) shall terminate and expire automatically upon such Termination except to the extent the Committee provides otherwise in writing.

(g)Treatment of Unvested Option upon Termination. Any portion of the Option that is not vested as of the date of the Participant’s Termination for any reason shall terminate and expire automatically as of the date of such Termination.

5.Method of Exercise and Payment. Subject to Section 9 hereof, to the extent that the Option has become vested and exercisable with respect to a number of shares of Common Stock as provided herein, the Option may thereafter be exercised by the Participant, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein and in accordance with Sections 6.4(c) and 6.4(d) of the Plan, including, without limitation, by the delivery of any form of exercise notice as may be required by the Committee and payment in full of the Per Share Exercise Price multiplied by the number of shares of Common Stock underlying the portion of the Option exercised.

6.Non-Transferability. The Option, and any rights and interests with respect thereto, issued under this Agreement and the Plan shall not be sold, exchanged, transferred, assigned or otherwise disposed of in any way by the Participant (or any beneficiary(ies) of the Participant), other than by testamentary disposition by the Participant or the laws of descent and distribution. Notwithstanding the foregoing, the Committee may, in its sole and absolute discretion, permit the Option to be Transferred to a Family Member for no value, provided that such Transfer shall only be valid upon execution of a written instrument in form and substance acceptable to the Committee in its sole and absolute discretion evidencing such Transfer and the transferee’s acceptance thereof signed by the Participant and the transferee, and provided, further, that the Option may not be subsequently Transferred otherwise than by will or by the laws of descent and distribution or to another Family Member (as permitted by the Committee in its sole and absolute discretion) in accordance with the terms of the Plan and this Agreement, and shall remain subject to the terms of the Plan and this Agreement. Any attempt to sell, exchange, transfer, assign, pledge, encumber or otherwise dispose of or hypothecate in any way the Option, or the levy of any execution, attachment or similar legal process upon the Option, contrary to the terms and provisions of this Agreement and/or the Plan shall be null and void and without legal force or effect.

7.Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.

8.Withholding of Tax. The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole and absolute discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the Option and, if the Participant fails to do so, the Company may otherwise refuse to issue or transfer any shares of Common Stock otherwise required to be issued pursuant to this Agreement. Any statutorily required withholding obligation with regard to the Participant may be satisfied by reducing the amount of cash or shares of Common Stock otherwise deliverable upon exercise of the Option.

9.Securities Representations. This Agreement is being entered into by the Company in reliance upon the following express representations and warranties of the Participant. The Participant hereby acknowledges, represents and warrants that:

(a)The Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act and in this connection the Company is relying in part on the Participant’s representations set forth in this Section 10.

(b)If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the shares of Common Stock issuable hereunder must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to such shares of Common Stock and the Company is under no obligation to register such shares of Common Stock (or to file a “re-offer prospectus”).

(c)If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Participant understands that (i) the exemption from registration under Rule 144 will not be available unless (A) a public trading market then exists for the Common Stock of the Company, (B) adequate information concerning the Company is then available to the public, and (C) other terms and conditions of

Rule 144 or any exemption therefrom are complied with, and (ii) any sale of the shares of Common Stock issuable hereunder may be made only in limited amounts in accordance with the terms and conditions of Rule 144 or any exemption therefrom.

10.Entire Agreement; Amendment. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee shall have the right, in its sole and absolute discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant. The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.

11.Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel of the Company. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.

12.No Right to Employment. Any questions as to whether and when there has been a Termination and the cause of such Termination shall be determined in the sole and absolute discretion of the Committee. Nothing in this Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries or its Affiliates to terminate the Participant’s employment or service at any time, for any reason and with or without Cause.

13.Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the Option awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Participant.

14.Compliance with Laws. The issuance of the Option (and the Option Shares upon exercise of the Option) pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act of 1933, as amended, the Exchange Act of 1934, as amended, and in each case any respective rules and regulations promulgated thereunder) and any other law, regulation or exchange requirement applicable thereto. The Company shall not be obligated to issue the Option or any of the Option Shares pursuant to this Agreement if any such issuance would violate any such requirements.

15.Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the Option is intended to be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent.

16.Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign (except as provided (and to the extent permitted) by Section 6 hereof) any part of this Agreement without the prior express written consent of the Company.

17.Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

18.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

19.Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

20.Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

21.Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the award of Option made under this Agreement is completely independent of any other award or grant and is made at the sole and absolute discretion of the Company; (c) no past grants or awards (including, without limitation, the Option awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.
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Signature Page to Non-Qualified Stock Option Grant Agreement
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
U.S. SILICA HOLDINGS, INC.

By:    ____________________
Name:
Title:

PARTICIPANT

Name: